Exhibit 99.3

Execution Version

ADMINISTRATION AGREEMENT

This ADMINISTRATION AGREEMENT, dated as of June 22, 2016, is entered into by and between Duke Energy Florida, LLC, a Florida limited liability company, as administrator, and Duke Energy Florida Project Finance, LLC, a Delaware limited liability company.

Capitalized terms used but not otherwise defined in this Administration Agreement shall have the respective meanings given to such terms in Appendix A, which is hereby incorporated by reference into this Administration Agreement as if set forth fully in this Administration Agreement. Not all terms defined in Appendix A are used in this Administration Agreement. The rules of construction set forth in Appendix A shall apply to this Administration Agreement and are hereby incorporated by reference into this Administration Agreement as if set forth fully in this Administration Agreement.

W I T N E S S E T H:

WHEREAS, the Issuer is issuing Series A Bonds pursuant to the Indenture and the Series Supplement dated the date hereof;

WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of Nuclear Asset-Recovery Bonds, including (a) the Indenture, (b) the Servicing Agreement for the Series A Bonds, (c) the Sale Agreement for the Series A Bonds and (d) the other Basic Documents to which the Issuer is a party relating to the Series A Bonds;

WHEREAS, pursuant to the Basic Documents, the Issuer is required to perform certain duties in connection with the Basic Documents, the Series A Bonds and the Series Collateral pledged to the Indenture Trustee pursuant to the Indenture and Series Supplement dated the date hereof;

WHEREAS, pursuant to the Indenture, the Issuer may issue Additional Series of Nuclear Asset-Recovery Bonds, whereby the Issuer would be required to perform certain duties in connection with the Basic Documents, the Additional Series of Nuclear Asset-Recovery Bonds and the Collateral pledged to the Indenture Trustee for such Series pursuant to the Indenture and applicable Series Supplement(s);

WHEREAS, the Issuer has no employees, other than its officers and managers, and does not intend to hire any employees, and consequently desires to have the Administrator perform certain of the duties of the Issuer referred to above and to provide such additional services consistent with the terms of this Administration Agreement and the other Basic Documents as the Issuer may from time to time request; and

WHEREAS, the Administrator has the capacity to provide the services and the facilities required thereby and is willing to perform such services and provide such facilities for the Issuer on the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                           Duties of the Administrator; Management Services. The Administrator hereby agrees to provide the following corporate management services to the Issuer and to cause third parties to provide professional services required for or contemplated by such services in accordance with the provisions of this Administration Agreement:

(a)                                 furnish the Issuer with ordinary clerical, bookkeeping and other corporate administrative services necessary and appropriate for the Issuer, including the following services:

(i)                                     maintain at the Premises general accounting records of the Issuer (the “Account Records”), subject to year-end audit, in accordance with generally accepted accounting principles, separate and apart from its own accounting records, prepare or cause to be prepared such quarterly and annual financial statements as may be necessary or appropriate and arrange for year-end audits of the Issuer’s financial statements by the Issuer’s independent accountants;

(ii)                                  prepare and, after execution by the Issuer, file with the SEC and any applicable state agencies documents required to be filed by the Issuer with the SEC and any applicable state agencies, including periodic reports required to be filed under the Exchange Act;

(iii)                               prepare for execution by the Issuer and cause to be filed such income, franchise or other tax returns of the Issuer as shall be required to be filed by applicable law (the “Tax Returns”) and cause to be paid on behalf of the Issuer from the Issuer’s funds any taxes required to be paid by the Issuer under applicable law;

(iv)                              prepare or cause to be prepared for execution by the Issuer’s Managers minutes of the meetings of the Issuer’s Managers and such other documents deemed appropriate by the Issuer to maintain the separate limited liability company existence and good standing of the Issuer (the “Company Minutes”) or otherwise required under the Basic Documents (together with the Account Records, the Tax Returns, the Company Minutes, the LLC Agreement and the Certificate of Formation, the “Issuer Documents”) and any other documents deliverable by the Issuer thereunder or in connection therewith; and

(v)                                 hold, maintain and preserve at the Premises (or such other place as shall be required by any of the Basic Documents) executed copies (to the extent applicable) of the Issuer Documents and other documents executed by the Issuer thereunder or in connection therewith;

(b)                                 take such actions on behalf of the Issuer as are necessary or desirable for the Issuer to keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware and obtain and preserve its qualification to do business in each jurisdiction in which it becomes necessary to be so qualified;

(c)                                  take such actions on the behalf of the Issuer as are necessary for the issuance and delivery of Nuclear Asset-Recovery Bonds;

(d)                                 provide for the performance by the Issuer of its obligations under each of the Basic Documents, and prepare, or cause to be prepared, all documents, reports, filings, instruments, notices, certificates and opinions that it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Basic Documents;

(e)                                  to the full extent allowable under applicable law, enforce each of the rights of the Issuer under the Basic Documents, at the direction of the Indenture Trustee;

(f)                                   provide for the defense, at the direction of the Issuer’s Managers, of any action, suit or proceeding brought against the Issuer or affecting the Issuer or any of its assets;

(g)                                  provide office space (the “Premises”) for the Issuer and such reasonable ancillary services as are necessary to carry out the obligations of the Administrator hereunder, including telecopying, duplicating and word processing services;

(h)                                 undertake such other administrative services as may be appropriate, necessary or requested by the Issuer; and

(i)                                     provide such other services as are incidental to the foregoing or as the Issuer and the Administrator may agree.

In providing the services under this Section 1 and as otherwise provided under this Administration Agreement, the Administrator will not knowingly take any actions on behalf of the Issuer that (i) the Issuer is prohibited from taking under the Basic Documents, or (ii) would cause the Issuer to be in violation of any U.S. federal, state or local law or the LLC Agreement.

In performing its duties hereunder, the Administrator shall use the same degree of care and diligence that the Administrator exercises with respect to performing such duties for its own account and, if applicable, for others.

Section 2.                                           Compensation. As compensation for the performance of the Administrator’s obligations under this Administration Agreement (including the compensation of Persons serving as Manager(s), other than the Independent Manager(s), and officers of the Issuer, but, for the avoidance of doubt, excluding the performance by Duke Energy Florida of its obligations in its capacity as Servicer), the Administrator shall be entitled to $50,000 annually (the “Administration Fee”), payable by the Issuer in full on the first Payment Date following the issuance of the Series A Bonds and every second Payment Date thereafter. In addition, the Administrator shall be entitled to be reimbursed by the Issuer for all costs and expenses of services performed by unaffiliated third parties and actually incurred by the Administrator in connection with the performance of its obligations under this Administration Agreement in accordance with Section 3 (but, for the avoidance of doubt, excluding any such costs and expenses incurred by Duke Energy Florida in its capacity as Servicer), to the extent that such costs and expenses are supported by invoices or other customary documentation and are reasonably allocated to the Issuer (“Reimbursable Expenses”).

Section 3.                                           Third Party Services. Any services required for or contemplated by the performance of the above-referenced services by the Administrator to be provided by unaffiliated third parties (including independent accountants’ fees and counsel fees) may, if provided for or otherwise contemplated by the Financing Order or a Subsequent Financing Order and if the Issuer deems it necessary or desirable, be arranged by the Issuer or by the Administrator at the direction (which may be general or specific) of the Issuer. Costs and expenses associated with the contracting for such third-party professional services may be paid directly by the Issuer or paid by the Administrator and reimbursed by the Issuer in accordance with Section 2, or otherwise as the Administrator and the Issuer may mutually arrange.

Section 4.                                           Additional Information to be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Series Collateral or the Collateral, as applicable, an as the Issuer shall reasonably request.

Section 5.                                           Independence of the Administrator. For all purposes of this Administration Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority, and shall not hold itself out as having the authority, to act for or represent the Issuer in any way and shall not otherwise be deemed an agent of the Issuer.

Section 6.                                           No Joint Venture. Nothing contained in this Administration Agreement (a) shall constitute the Administrator and the Issuer as partners or co-members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (b) shall be construed to impose any liability as such on either of them or (c) shall be deemed to confer on either of them any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

Section 7.                                           Other Activities of Administrator. Nothing herein shall prevent the Administrator or any of its members, managers, officers, employees or affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Issuer.

Section 8.                                           Term of Agreement; Resignation and Removal of Administrator.

(a)                                 This Administration Agreement shall continue in force until the payment in full of all Series of Nuclear Asset-Recovery Bonds and any other amount that may become due and payable under the Indenture, upon which event this Administration Agreement shall automatically terminate. Notwithstanding the foregoing, the Administrator’s obligation under Section 11(c) to indemnify Customers shall survive termination of this Administration Agreement.

(b)                                 Subject to Section 8(e) and Section 8(f), the Administrator may resign its duties hereunder by providing the Issuer, the Commission and the Rating Agencies with at least 60 days’ prior written notice.

(c)                                  Subject to Section 8(e) and Section 8(f), the Issuer may remove the Administrator without cause by providing the Administrator, the Commission and the Rating Agencies with at least 60 days’ prior written notice.

(d)                                 Subject to Section 8(e) and Section 8(f), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator and the Rating Agencies if any of the following events shall occur:

(i)                                     the Administrator shall default in the performance of any of its duties under this Administration Agreement and, after notice of such default, shall fail to cure such default within ten days (or, if such default cannot be cured in such time, shall (A) fail to give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer and (B) fail to cure such default within 30 days thereafter);

(ii)                                  a court of competent jurisdiction shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such court shall appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

(iii)                               the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

The Administrator agrees that if any of the events specified in Section 8(d)(ii) or Section 8(d)(iii) shall occur, it shall give written notice thereof to the Issuer, the Commission and the Indenture Trustee as soon as practicable but in any event within seven days after the happening of such event.

(e)                                  No resignation or removal of the Administrator pursuant to this Section 8 shall be effective until a successor Administrator has been appointed by the Issuer, the Rating Agency Condition shall have been satisfied with respect to the proposed appointment, the Commission Condition set forth in Section 13(b) of this Administration Agreement has been satisfied, and such successor Administrator has agreed in writing to be bound by the terms of this Administration Agreement in the same manner as the Administrator is bound hereunder.

(f)                                   The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition and the Commission Condition with respect to the proposed appointment.

Section 9.                                           Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Administration Agreement pursuant to Section 8(a), the resignation of the Administrator pursuant to Section 8(b) or the removal of the Administrator pursuant to Section 8(c) or Section 8(d), the Administrator shall be entitled to be paid a pro-rated portion of the annual fee described in Section 2 through the date of termination and all Reimbursable Expenses incurred by it through the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation of the Administrator pursuant to Section 8(b) or the removal of the Administrator pursuant to Section 8(c) or Section 8(d), the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

Section 10.                                    Administrator’s Liability. (a) Except as otherwise provided herein, the Administrator assumes no liability other than to render or stand ready to render the services called for herein, and neither the Administrator nor any of its members, managers, officers, employees or affiliates shall be responsible for any action of the Issuer or any of the members, managers, officers, employees or affiliates of the Issuer (other than the Administrator itself). The Administrator shall not be liable for nor shall it have any obligation with regard to any of the liabilities, whether direct or indirect, absolute or contingent, of the Issuer or any of the members, managers, officers, employees or affiliates of the Issuer (other than the Administrator itself).

(b)                                 The Administrator acknowledges that the Commission has authority to enforce all provisions of this Administration Agreement for the benefit of Customers, including without limitation the enforcement of Section 11(c). Notwithstanding anything to the contrary contained in this Administration Agreement, for the avoidance of doubt, any right, remedy or claim to which any Customer may be entitled pursuant to this Administration Agreement may be asserted or exercised only by the Commission for the benefit of such Customer.

Section 11.                                    Indemnity.

(a)                                 Subject to the priority of payments set forth in the Indenture, the Issuer shall indemnify the Administrator and its shareholders, directors, officers, employees and affiliates against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not the Administrator is a party thereto) that any of them may pay or incur arising out of or relating to this Administration Agreement and the services called for herein; provided, however, that such indemnity shall not apply to any such loss, claim, damage, penalty, judgment, liability or expense resulting from the Administrator’s negligence or willful misconduct in the performance of its obligations hereunder.

(b)                                 The Administrator shall indemnify the Issuer and its members, managers, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including all expenses of litigation or preparation therefor whether or not the Issuer is a party thereto) that any of them may incur as a result of the Administrator’s negligence or willful misconduct in the performance of its obligations hereunder.

(c)                                  If the Administrator remains an entity subject to the Commission’s regulatory authority as a public utility (or otherwise for ratemaking purposes), the Administrator hereby acknowledges and agrees that the Commission, subject to the outcome of an appropriate Commission proceeding, may take such action as it deems necessary or appropriate under its regulatory authority to require the Administrator to make Customers whole for any Losses they incur by reason of the Administrator’s negligence, recklessness or willful misconduct, including without limitation Losses attributable to higher Charges imposed on Customers by reason of additional Operating Expenses. The Administrator hereby acknowledges and agrees that such action by the Commission may include, but is not limited to, adjustments to the Administrator’s other regulated rates and charges or credits to Customers. If the Administrator does not remain, or is not subject to, the Commission’s regulatory authority as a public utility (or otherwise for ratemaking purposes), such Administrator shall indemnify the Commission, on behalf of the Customers, for any Losses incurred by Customers by reason of the Administrator’s negligence, recklessness or willful misconduct, including without limitation Losses attributable to higher Charges imposed on Customers by reason of additional Operating Expenses. The Administrator’s indemnification under this Section 11(c) shall survive the termination of this Administration Agreement, and any amounts paid with respect thereto shall be remitted and deposited with the Indenture Trustee for deposit into the Collection Account, unless otherwise directed by the Commission.

Section 12.                                    Notices. Any notice, report or other communication given hereunder shall be in writing and shall be effective (i) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (ii) upon receipt when sent by an overnight courier, (iii) on the date personally delivered to an authorized officer of the party to which sent or (iv) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt in all cases, addressed as follows:

(a)                                 if to the Issuer, to Duke Energy Florida Project Finance, LLC, at 299 First Avenue North, St.  Petersburg, Florida 33701, Attention: Manager, Telephone: 980-373-8659;

(b)                                 if to the Administrator, to Duke Energy Florida, LLC, at 299 First Avenue North, St.  Petersburg, Florida 33701, Attention: Director, Rates and Regulatory Strategy, Telephone: 727-820-4560 in care of (c/o): Director, Rates and Regulatory Planning and at 550 South Tryon Street, Charlotte, North Carolina 28202, Attention: Treasurer, Telephone: 704-382-3853 c/o Assistant Treasurer; and

(c)                                  if to the Indenture Trustee, to the Corporate Trust Office.

Each party hereto may, by notice given in accordance herewith to the other party or parties hereto, designate any further or different address to which subsequent notices, reports and other communications shall be sent.

Section 13.                                    Amendments.

(a)                                 Subject to Section 13(b), this Administration Agreement may be amended from time to time by a written amendment duly executed and delivered by each of the Issuer and the Administrator, with the prior written consent of the Indenture Trustee, the satisfaction of the Rating Agency Condition; provided, that any such amendment may not adversely affect the interest of any Holder in any material respect without the consent of the Holders of a majority of the outstanding principal amount of all Nuclear Asset-Recovery Bonds. Promptly after the execution of any such amendment or consent, the Issuer shall furnish copies of such amendment or consent to each of the Rating Agencies.

(b)                                 Commission Condition. Notwithstanding anything to the contrary in this Section 13, no amendment or modification of this Administration Agreement shall be effective, nor shall any action requiring satisfaction of this condition pursuant to Section 8(e), Section 8(f), or Section 14 of this Administration Agreement be taken or be effective except upon satisfaction of the conditions precedent in this paragraph (b).

(i)                                     At least 15 days prior to the effectiveness of any such amendment or modification and after obtaining the other necessary approvals set forth in Section 13(a) (except that the consent of the Indenture Trustee may be subject to the consent of Holders of the Nuclear Asset-Recovery Bonds if such consent is required or sought by the Indenture Trustee in connection with such amendment or modification) the Administrator shall have delivered to the Commission’s Staff Director of Accounting & Finance written notification of any proposed amendment, which notification shall contain:

(A)                               a reference to Docket No. 150171-EI;

(B)                               an Officer’s Certificate stating that the proposed amendment or modification has been approved by all parties to this Administration Agreement; and

(C)                               a statement identifying the person to whom the Commission is to address any response to the proposed amendment or to request additional time.

(ii)                                  If the Commission or an authorized representative of the Commission, within 15 days (subject to extension as provided in clause (iii)) of receiving a notification complying with subparagraph (i), shall have delivered to the office of the person specified in clause (i)(C) a written statement that the Commission might object to the proposed amendment or modification, then, subject to clause (iv) below, such proposed amendment or modification shall not be effective unless and until the Commission subsequently delivers a written statement that it does not object to such proposed amendment or modification; or

(iii)                               If the Commission or an authorized representative of the Commission, within 15 days of receiving a notification complying with subparagraph (i), shall have delivered to the office of the person specified in clause (i)(C) a written statement requesting an additional amount of time not to exceed thirty days in which to consider such proposed amendment or modification, then such proposed amendment or modification shall not be effective if, within such extended period, the Commission shall have delivered to the office of the person specified in clause (i)(C) a written statement as described in subparagraph (ii), unless and until the Commission subsequently delivers a written statement that it does not object to such proposed amendment or modification.

(iv)                              If (A) the Commission or an authorized representative of the Commission, shall not have delivered written notice that the Commission might object to such proposed amendment or modification within the time periods described in subparagraphs (ii) or (iii), whichever is applicable, or (B) the Commission or authorized representative of the Commission, has delivered such written notice but does not within 60 days of the delivery of the notification in (a) above, provide subsequent written notice confirming that it does in fact object and the reasons therefore or advise that it has initiated a proceeding to determine what action it might take with respect to the matter, then the Commission shall be conclusively deemed not to have any objection to the proposed amendment or modification and such amendment or modification may subsequently become effective upon satisfaction of the other conditions specified in Section 13(a).

(v)                                 Following the delivery of a statement from the Commission or an authorized representative of the Commission to the Administrator under subparagraph (ii), the Administrator and the Issuer shall have the right at any time to withdraw from the Commission further consideration of any proposed amendment, modification or other action.

(vi)                              For the purpose of this Section 13, an “authorized representative of the Commission” means any person authorized to act on behalf of the Commission, as evidenced by an Opinion of Counsel (which may be the general counsel) to the Commission.

Section 14.                                    Successors and Assigns. This Administration Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer, the Commission and the Indenture Trustee and subject to the satisfaction of the Rating Agency Condition in connection therewith. Any assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Administration Agreement may be assigned by the Administrator without the consent of the Issuer, the Commission or the Indenture Trustee and without satisfaction of the Rating Agency Condition to a corporation or other organization that is a successor (by merger, reorganization, consolidation or purchase of assets) to the Administrator, including any Permitted Successor; provided, that such successor or organization executes and delivers to the Issuer and the Commission an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Administration Agreement shall bind any successors or assigns of the parties hereto. Upon satisfaction of all of the conditions of this Section 14, the preceding Administrator shall automatically and without further notice be released from all of its obligations hereunder.

Section 15.                                    Governing Law. This Administration Agreement shall be construed in accordance with the laws of the State of Florida, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 16.                                    Counterparts. This Administration Agreement may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same Administration Agreement.

Section 17.                                    Severability. Any provision of this Administration Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 18.                                    Nonpetition Covenant. Notwithstanding any prior termination of this Administration Agreement, the Administrator covenants that it shall not, prior to the date that is one year and one day after payment in full of all Nuclear Asset-Recovery Bonds, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any U.S. federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Issuer.

Section 19.                                    Assignment to Indenture Trustee.             The Administrator hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture of any or all of the Issuer’s rights hereunder and the assignment of any or all of the Issuer’s rights hereunder to the Indenture Trustee for the benefit of the Secured Parties.

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IN WITNESS WHEREOF, the parties have caused this Administration Agreement to be duly executed and delivered as of the day and year first above written.

DUKE ENERGY FLORIDA PROJECT FINANCE, LLC,
as Issuer

By:
Name:
Title:

DUKE ENERGY FLORIDA, LLC,
as Administrator

By:
Name:
Title:

Signature Page to Administration Agreement

APPENDIX A

DEFINITIONS AND RULES OF CONSTRUCTION

A.                                    Defined Terms. The following terms have the following meanings:

“17g-5 Website” is defined in Section 10.18(a) of the Indenture.

“Account Records” is defined in Section 1(a)(i) of the Administration Agreement.

“Act” is defined in Section 10.03(a) of the Indenture.

“Additional Series” means issuance by the Issuer of any series of Nuclear Asset-Recovery Bonds issued after the date hereof, that will be undertaken only if (i) such issuance has been authorized by the Commission, (ii) the Rating Agency Condition has been satisfied and it is a condition of issuance for each Series of Nuclear Asset-Recovery Bonds that the new Series receive a rating or ratings as required by the Financing Order or a Subsequent Financing Order, (iii) the Issuer has delivered to the Indenture Trustee an Opinion of Counsel of a nationally recognized firm experienced in such matters to the effect that after such issuance, in the opinion of such counsel, if either or both of Duke Energy Florida or the Seller were to become a debtor in a case under the United States Bankruptcy Code (Title 11, U.S.C.), a federal court exercising bankruptcy jurisdiction and exercising reasonable judgment after full consideration of all relevant factors would not order substantive consolidation of the assets and liabilities of the Issuer with those of the bankruptcy estate of Duke Energy Florida or the Seller, subject to the customary exceptions, qualifications and assumptions contained therein.

“Administration Agreement” means the Administration Agreement, dated as of the date hereof, by and between Duke Energy Florida and the Issuer.

“Administration Fee” is defined in Section 2 of the Administration Agreement.

“Administrator” means Duke Energy Florida, as Administrator under the Administration Agreement, or any successor Administrator to the extent permitted under the Administration Agreement.

“AES” means an alternative energy supplier which is authorized by law to sell electric service to a customer using the transmission or distribution system of Duke Energy Florida.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Amendatory Schedule” means a revision to service riders or any other notice filing filed with the Commission in respect of the Nuclear Asset-Recovery Rate Schedule pursuant to a True-Up Adjustment.

“Annual Accountant’s Report” is defined in Section 3.04(a) of the Servicing Agreement.

“Authorized Denomination” means, with respect to any Nuclear Asset-Recovery Bond, the authorized denomination therefor specified in the Series Supplement, which shall be at least $2,000 and, except as otherwise provided in the Series Supplement, integral multiples of $1,000 in excess thereof, except for one Nuclear Asset-Recovery bond which may be of a smaller denomination.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §§ 101 et seq.).

“Basic Documents” means the Indenture, each Series Supplement, the Certificate of Formation, the LLC Agreement, the Administration Agreement, and, with respect to each Series, the applicable Sale Agreement, Bill of Sale, Servicing Agreement, Intercreditor Agreement, Letter of Representations, Underwriting Agreement and all other documents and certificates delivered in connection therewith.

“Bill of Sale” means a bill of sale substantially in the form of Exhibit A to the Sale Agreement delivered pursuant to Section 2.02(a) of the Sale Agreement.

“Billed Nuclear Asset-Recovery Charges” means the amounts of Nuclear Asset-Recovery Charges billed by the Servicer.

“Billing Period” means the period created by dividing the calendar year into 12 consecutive periods of approximately 21 Servicer Business Days.

“Bills” means each of the regular monthly bills, summary bills, opening bills and closing bills issued to Customers by Duke Energy Florida in its capacity as Servicer.

“Bond Interest Rate” means, with respect to any Series or WAL of Nuclear Asset-Recovery Bonds, the rate at which interest accrues on the Nuclear Asset-Recovery Bonds of such Series or WAL, as specified in the applicable Series Supplement.

“Book-Entry Form” means, with respect to any Nuclear Asset-Recovery Bond, that such Nuclear Asset-Recovery Bond is not certificated and the ownership and transfers thereof shall be made through book entries by a Clearing Agency as described in Section 2.11 of the Indenture and the Series Supplement pursuant to which such Nuclear Asset-Recovery Bond was issued.

“Book-Entry Nuclear Asset-Recovery Bonds” means any Nuclear Asset-Recovery Bonds issued in Book-Entry Form; provided, however, that, after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Nuclear Asset-Recovery Bonds are to be issued to the Holder of such Nuclear Asset-Recovery

Bonds, such Nuclear Asset-Recovery Bonds shall no longer be “Book-Entry Nuclear Asset-Recovery Bonds”.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in St. Petersburg, Florida, Charlotte, North Carolina or New York, New York are, or DTC or the Corporate Trust Office is, authorized or obligated by law, regulation or executive order to be closed.

“Capital Contribution” means the amount of cash contributed to the Issuer by Duke Energy Florida as specified in the LLC Agreement.

“Capital Subaccount” is defined in Section 8.02(a) of the Indenture.

“Certificate of Compliance” means the certificate referred to in Section 3.03 of the Servicing Agreement and substantially in the form of Exhibit E to the Servicing Agreement.

“Certificate of Formation” means the Certificate of Formation filed with the Secretary of State of the State of Delaware on January 5, 2016 pursuant to which the Issuer was formed.

“Charge” means any nuclear asset-recovery charges as defined in Section 366.95(1)(j) of the Nuclear Asset-Recovery Law that are authorized by the Financing Order or any Subsequent Financing Order.

“Claim” means a “claim” as defined in Section 101(5) of the Bankruptcy Code.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Agency Participant” means a securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with such Clearing Agency.

“Code” means the Internal Revenue Code of 1986.

“Collateral” is defined in the preamble of the Indenture.

“Collection Account” is defined in Section 8.02(a) of the Indenture for such Series.

“Collection in Full of the Charges” means the day on which the aggregate amounts on deposit in the General Subaccount and the Excess Funds Subaccount are sufficient to pay in full all the Outstanding Nuclear Asset-Recovery Bonds and to replenish any shortfall in the Capital Subaccount.

“Collection Period” means any period commencing on the first Servicer Business Day of any Billing Period and ending on the last Servicer Business Day of such Billing Period.

“Commission” means the Florida Public Service Commission.

“Commission Condition” means the satisfaction of any precondition to any amendment or modification to or action under any Basic Documents through the obtaining of Commission consent or acquiescence, as described in the related Basic Document.

“Commission Regulations” means any regulations, including temporary regulations, promulgated by the Commission pursuant to Florida law.

“Company Minutes” is defined in Section 1(a)(iv) of the Administration Agreement.

“Corporate Trust Office” means the office of the Indenture Trustee at which, at any particular time, its corporate trust business shall be administered, which office as of the date hereof is located at BNY Mellon Global Corporate Trust, 10161 Centurion Parkway North, Jacksonville, Florida 32256; Telephone: 904-998-4714; Facsimile: 904-645-1930, or at such other address as the Indenture Trustee may designate from time to time by notice to the Holders of Nuclear Asset-Recovery Bonds and the Issuer, or the principal corporate trust office of any successor trustee designated by like notice.

“Covenant Defeasance Option” is defined in Section 4.01(b) of the Indenture.

“Customer” means any existing or future customer (including individuals, corporations, other businesses, and federal, state and local governmental entities) receiving transmission or distribution service from Duke Energy Florida or its successors or assignees under Commission-approved rate schedules or under special contracts, even if such customer elects to purchase electricity from an AES following a fundamental change in regulation of public utilities in Florida.

“Daily Remittance” is defined in Section 6.11(a) of the Servicing Agreement.

“Default” means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Nuclear Asset-Recovery Bonds” is defined in Section 2.11 of the Indenture.

“Delaware UCC” means the Uniform Commercial Code as in effect on the Series Closing Date in the State of Delaware.

“DTC” means The Depository Trust Company.

“Duke Energy Florida” means Duke Energy Florida, LLC, a Florida limited liability company.

“Eligible Account” means a segregated non-interest-bearing trust account with an Eligible Institution.

“Eligible Institution” means:

(a)                                 the corporate trust department of the Indenture Trustee or a subsidiary thereof, so long as any of the securities of the Indenture Trustee has a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade; or

(b)                                 a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank) (i) that has either (A) a long-term issuer rating of “AA-” or higher by S&P, “A2” or higher by Moody’s and “AA” or higher by Fitch, if rated by Fitch, or (B) a short-term issuer rating of “A-1+” or higher by S&P, “P-1” or higher by Moody’s and “F1” or higher by Fitch, if rated by Fitch, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies, and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

If so qualified under clause (b) of this definition, the Indenture Trustee may be considered an Eligible Institution for the purposes of clause (a) of this definition.

“Eligible Investments” means instruments or investment property that evidence:

(a)                                 direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

(b)                                 demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of, bank deposit products of or bankers’ acceptances issued by, any depository institution (including, but not limited to, bank deposit products of the Indenture Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by U.S. federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution are, at the time of deposit, rated at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s and, if Fitch provides ratings thereon by Fitch, or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Nuclear Asset-Recovery Bonds;

(c)                                  commercial paper (including commercial paper of the Indenture Trustee, acting in its commercial capacity, and other than commercial paper of Duke Energy Florida or any of its Affiliates), which at the time of purchase is rated at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s or such lower rating as will not result in the downgrading or withdrawal of the ratings of the Nuclear Asset-Recovery Bonds;

(d)                                 investments in money market funds having a rating in the highest investment category granted thereby (including funds for which the Indenture Trustee or any of its Affiliates is investment manager or advisor) from Moody’s, S&P and Fitch, if rated by Fitch;

(e)                                  repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies or instrumentalities, entered into with Eligible Institutions;

(f)                                   repurchase obligations with respect to any security or whole loan entered into with an Eligible Institution or with a registered broker/dealer acting as principal and that meets the ratings criteria set forth below:

(i)                                     a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any such broker/dealer being referred to in this definition as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s, “A-1+” by S&P and, if Fitch provides a rating thereon, “F-1+” by Fitch at the time of entering into such repurchase obligation; or

(ii)                                  an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s, “A-1+” by S&P and, if Fitch provides a rating thereon, “F-1+” by Fitch at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company; and

(g)                                  any other investment permitted by each of the Rating Agencies;

in each case maturing not later than the Business Day preceding the next Payment Date or Special Payment Date, if applicable (for the avoidance of doubt, investments in money market funds or similar instruments that are redeemable on demand shall be deemed to satisfy the foregoing requirement). Notwithstanding the foregoing: (1) no securities or investments that mature in 30 days or more shall be “Eligible Investments” unless the issuer thereof has either a short-term unsecured debt rating of at least “P-1” from Moody’s or a long-term unsecured debt rating of at least “A1” from Moody’s and also has a long-term unsecured debt rating of at least “A” from S&P; (2) no securities or investments described in clauses (b) through (d) above that have maturities of more than 30 days but less than or equal to 3 months shall be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; and (3) no securities or investments described in clauses (b) through (d) above that have maturities of more than 3 months shall be “Eligible Investments” unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s.

“Event of Default” is defined in Section 5.01 of the Indenture.

“Excess Funds Subaccount” is defined in Section 8.02(a) of the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934.

“Expected Sinking Fund Schedule” means, with respect to any WAL, the expected sinking fund schedule related thereto set forth in the applicable Series Supplement.

“Federal Book-Entry Regulations” means 31 C.F.R. Part 357 et seq. (Department of Treasury).

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Servicer from three federal funds brokers of recognized standing selected by it.

“Final” means, with respect to the Financing Order or Subsequent Financing Order, that the Financing Order has become final, that the Financing Order is not being appealed and that the time for filing an appeal thereof has expired.

“Final Maturity Date” means, with respect to each Series of WAL of Nuclear Asset-Recovery Bonds, the final maturity date therefor as specified in the applicable Series Supplement.

“Financing Costs” means all financing costs as defined in Section 366.95(1)(e) of the Nuclear Asset-Recovery Law allowed to be recovered by Duke Energy Florida under the Financing Order.

“Financing Order” means the financing order issued by the Commission to Duke Energy Florida on November 19, 2015, Docket No. 150148-EI, authorizing the creation of the Nuclear Asset-Recovery Property.

“Financing Party” means any and all of the following: the Holders, the Indenture Trustee, Duke Energy Florida, collateral agents, any party under the Basic Documents, or any other person acting for the benefit of the Holders.

“Fitch” means Fitch Ratings or any successor thereto. References to Fitch are effective so long as Fitch is a Rating Agency.

“Florida Secured Transactions Registry” means the centralized database in which all initial financing statements, amendments, assignments, and other statements of charge authorized to be filed under Chapter 679 of the Florida statutes.

“Florida UCC” means the Uniform Commercial Code as in effect on the Series Closing Date in the State of Florida.

“General Subaccount” is defined in Section 8.02(a) of the Indenture for such Series.

“Global Nuclear Asset-Recovery Bond” means a Nuclear Asset-Recovery Bond to be issued to the Holders thereof in Book-Entry Form, which Global Nuclear Asset-Recovery Bond shall be issued to the Clearing Agency, or its nominee, in accordance with Section 2.11 of the Indenture and the Series Supplement.

“Governmental Authority” means any nation or government, any U.S. federal, state, local or other political subdivision thereof and any court, administrative agency or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Grant” means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, grant, transfer, create, grant a lien upon, a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture and the Series Supplement. A Grant of the Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Holder” means the Person in whose name a Nuclear Asset-Recovery Bond is registered on the Nuclear Asset-Recovery Bond Register.

“Indemnified Losses” is defined in Section 5.03 of the Servicing Agreement.

“Indemnified Party” is defined in Section 6.02(a) of the Servicing Agreement.

“Indemnified Person” is defined in Section 5.01(f) of the Sale Agreement.

“Indenture” means the Indenture, dated as June 22, 2016, by and between the Issuer and The Bank of New York Mellon, a National Association, as Indenture Trustee and as Securities Intermediary.

“Indenture Trustee” means The Bank of New York Mellon Trust Company, National Association, a national banking association, as indenture trustee for the benefit of the Secured Parties, or any successor indenture trustee for the benefit of the Secured Parties, under the Indenture.

“Independent” means, when used with respect to any specified Person, that such specified Person (a) is in fact independent of the Issuer, any other obligor on the Nuclear Asset-Recovery Bonds, the Seller, the Servicer and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director (other than as an independent director or manager) or person performing similar functions.

“Independent Certificate” means a certificate to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and consented to by the Indenture Trustee, and such certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Independent Manager” is defined in Section 4.01(a) of the LLC Agreement.

“Independent Manager Fee” is defined in Section 4.01(a) of the LLC Agreement.

“Insolvency Event” means, with respect to a specified Person: (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such specified Person or any substantial part of its property in an involuntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law in effect as of the date hereof or thereafter, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such specified Person or for any substantial part of its property, or ordering the winding-up or liquidation of such specified Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such specified Person of a voluntary case under any applicable U.S. federal or state bankruptcy, insolvency or other similar law in effect as of the Series Closing Date or thereafter, or the consent by such specified Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such specified Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such specified Person or for any substantial part of its property, or the making by such specified Person of any general assignment for the benefit of creditors, or the failure by such specified Person generally to pay its debts as such debts become due, or the taking of action by such specified Person in furtherance of any of the foregoing.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the date hereof, by and among the Issuer, the Indenture Trustee, Duke Energy Florida and the parties to the accounts receivables sale program of Duke Energy Florida Receivables LLC, and any subsequent such agreement.

“Interim True-Up Adjustment” means either an Optional Interim True-Up Adjustment made in accordance with Section 4.01(b)(ii) of the Servicing Agreement or a Non-standard True-Up Adjustment made in accordance with Section 4.01(b)(iii) of the Servicing Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“Investment Earnings” means investment earnings on funds deposited in the Collection Account net of losses and investment expenses.

“Issuer” means Duke Energy Florida Project Finance, LLC, a Delaware limited liability company, named as such in the Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the Trust Indenture Act, each other obligor on the Nuclear Asset-Recovery Bonds.

“Issuer Documents” is defined in Section 1(a)(iv) of the Administration Agreement.

“Issuer Order” means a written order signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

“Issuer Request” means a written request signed in the name of the Issuer by any one of its Responsible Officers and delivered to the Indenture Trustee or Paying Agent, as applicable.

“Legal Defeasance Option” is defined in Section 4.01(b) of the Indenture.

“Letter of Representations” means any applicable agreement between the Issuer and the applicable Clearing Agency, with respect to such Clearing Agency’s rights and obligations (in its capacity as a Clearing Agency) with respect to any Book-Entry Nuclear Asset-Recovery Bonds.

“Lien” means a security interest, lien, mortgage, charge, pledge, claim or encumbrance of any kind.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Duke Energy Florida Project Finance, LLC, dated as of June 10, 2016.

“Losses” means (a) any and all amounts of principal of and interest on the Nuclear Asset-Recovery Bonds not paid when due or when scheduled to be paid in accordance with their terms and the amounts of any deposits by or to the Issuer required to have been made in accordance with the terms of the Basic Documents or the Financing Order or Subsequent that are not made when so required and (b) any and all other liabilities, obligations, losses, claims, damages, payments, costs or expenses of any kind whatsoever.

“Manager” means each manager of the Issuer under the LLC Agreement.

“Member” has the meaning specified in the first paragraph of the LLC Agreement.

“Monthly Servicer’s Certificate” is defined in Section 3.01(b)(i) of the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc.. References to Moody’s are effective so long as Moody’s is a Rating Agency.

“Non-standard True-Up Adjustment” means any Non-standard True-Up Adjustment made pursuant to Section 4.01(b)(iii) of the Servicing Agreement.

“NRSRO” is defined in Section 10.18(b) of the Indenture.

“Nuclear Asset-Recovery Bond Register” is defined in Section 2.05 of the Indenture.

“Nuclear Asset-Recovery Bond Registrar” is defined in Section 2.05 of the Indenture.

“Nuclear Asset-Recovery Bonds” means all Series of the nuclear asset-recovery bonds issued under the Indenture.

“Nuclear Asset-Recovery Charge Collections” means Charges actually received by the Servicer to be remitted to the Collection Account.

“Nuclear Asset-Recovery Charge Payments” means the payments made by Customers based on the Charges.

“Nuclear Asset-Recovery Costs” means (i) the balance of the Crystal River Unit 3 Regulatory Asset as of December 31, 2015 as allowed under the Financing Order minus (ii) $35,894,547.00, which, pursuant to the Commission’s Final Order PSC-16-0138-FOF-EI issued on April 5, 2016, shall not be included in, recovered or further trued up as part of the Crystal River Unit 3 Regulatory Asset, plus (iii) carrying charges accruing at 6.0% per annum on the balance of the Crystal River Unit 3 Regulatory Asset (adjusted as described in (ii) above) from December 31, 2015 through the date hereof.

“Nuclear Asset-Recovery Law” means the laws of the State of Florida adopted in May 2015 enacted as Section 366.95, Florida Statutes.

“Nuclear Asset-Recovery Property Records” is defined in Section 5.01 of the Servicing Agreement.

“Nuclear Asset-Recovery Rate Class” means one of the seven separate rate classes to whom Charges are allocated for ratemaking purposes in accordance with the Financing Order.

“Nuclear Asset-Recovery Rate Schedule” means the Tariff sheets to be filed with the Commission stating the amounts of the Charges, as such Tariff sheets may be amended or modified from time to time pursuant to a True-Up Adjustment.

“NY UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Issuer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee.

“Ongoing Financing Costs” means the Financing Costs described as such in the Financing Order, including Operating Expenses and any other costs identified in the Basic

Documents; provided, however, that Ongoing Financing Costs do not include the Issuer’s costs of issuance of the Nuclear Asset-Recovery Bonds.

“Operating Expenses” means all unreimbursed fees, costs and out-of-pocket expenses of the Issuer, including all amounts owed by the Issuer to the Indenture Trustee (including indemnities, legal, audit fees and expenses) or any Manager, the Servicing Fee, the Administration Fee, legal and accounting fees, Rating Agency fees, any Regulatory Assessment Fees and related fees (i.e. website provider fees) and any franchise or other taxes owed by the Issuer, including on investment income in the Collection Account.

“Opinion of Counsel” means one or more written opinions of counsel, who may, except as otherwise expressly provided in the Basic Documents, be employees of or counsel to the party providing such opinion of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion of counsel, and shall be in form and substance reasonably acceptable to such party.

“Optional Interim True-Up Adjustment” means any Optional Interim True-Up Adjustment made pursuant to Section 4.01(b)(ii) of the Servicing Agreement.

“Outstanding” means, as of the date of determination, all Nuclear Asset-Recovery Bonds theretofore authenticated and delivered under the Indenture, except:

(a)                                 Nuclear Asset-Recovery Bonds theretofore canceled by the Nuclear Asset-Recovery Bond Registrar or delivered to the Nuclear Asset-Recovery Bond Registrar for cancellation;

(b)                                 Nuclear Asset-Recovery Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Nuclear Asset-Recovery Bonds; and

(c)                                  Nuclear Asset-Recovery Bonds in exchange for or in lieu of other Nuclear Asset-Recovery Bonds that have been issued pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Nuclear Asset-Recovery Bonds are held by a Protected Purchaser;

provided, that, in determining whether the Holders of the requisite Outstanding Amount of the Nuclear Asset-Recovery Bonds or any Series or WAL thereof have given any request, demand, authorization, direction, notice, consent or waiver under any Basic Document, Nuclear Asset-Recovery Bonds owned by the Issuer, any other obligor upon the Nuclear Asset-Recovery Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding (unless one or more such Persons owns 100% of such Nuclear Asset-Recovery Bonds), except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Nuclear Asset-Recovery Bonds that the Indenture Trustee actually knows to be so owned shall be so disregarded. Nuclear Asset-Recovery Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Nuclear Asset-Recovery Bonds and that the pledgee is not the Issuer, any other obligor upon the Nuclear

Asset-Recovery Bonds, the Member, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

“Outstanding Amount” means the aggregate principal amount of all Nuclear Asset-Recovery Bonds, or, if the context requires, all Nuclear Asset-Recovery Bonds of a Series or WAL, Outstanding at the date of determination.

“Paying Agent” means, with respect to the Indenture, the Indenture Trustee and any other Person appointed as a paying agent for the Nuclear Asset-Recovery Bonds pursuant to the Indenture.

“Payment Date” means, with respect to any Series or WAL of Nuclear Asset-Recovery Bonds, the dates specified in the applicable Series Supplement; provided, that if any such date is not a Business Day, the Payment Date shall be the Business Day succeeding such date.

“Periodic Billing Requirement” means, for any Remittance Period, the aggregate amount of Charges calculated by the Servicer as necessary to be billed during such period in order to collect the Periodic Payment Requirement on a timely basis.

“Periodic Interest” means, with respect to any Payment Date, the periodic interest for such Payment Date as specified in the Series Supplement.

“Periodic Payment Requirement” for any Remittance Period means the total dollar amount of Nuclear Asset-Recovery Charge Collections reasonably calculated by the Servicer in accordance with Section 4.01 of the Servicing Agreement as necessary to be received during such Remittance Period (after giving effect to the allocation and distribution of amounts on deposit in the Excess Funds Subaccount at the time of calculation and that are projected to be available for payments on the Nuclear Asset-Recovery Bonds at the end of such Remittance Period and including any shortfalls in Periodic Payment Requirements for any prior Remittance Period) in order to ensure that, as of the last Payment Date occurring in such Remittance Period, (a) all accrued and unpaid principal of and interest on the Nuclear Asset-Recovery Bonds then due shall have been paid in full on a timely basis, (b) the Outstanding Amount of the Nuclear Asset-Recovery Bonds is equal to the Projected Unpaid Balance on each Payment Date during such Remittance Period, (c) the balance on deposit in the Capital Subaccount equals the Required Capital Level and (d) all other fees and expenses due and owing and required or allowed to be paid under Section 8.02 of the Indenture as of such date shall have been paid in full; provided, that, with respect to any Semi-Annual True-Up Adjustment or Interim True-Up Adjustment occurring after the date that is one year prior to the last Scheduled Final Payment Date for the Nuclear Asset-Recovery Bonds, the Periodic Payment Requirements shall be calculated to ensure that sufficient Nuclear Asset-Recovery Charges will be collected to retire the Nuclear Asset-Recovery Bonds in full as of the next Payment Date.

“Periodic Principal” means, with respect to any Payment Date, the excess, if any, of the Outstanding Amount of Nuclear Asset-Recovery Bonds over the outstanding principal balance specified for such Payment Date on the Expected Sinking Fund Schedule.

“Permitted Lien” means the Lien created by the Indenture.

“Permitted Successor” is defined in Section 5.02 of the Sale Agreement.

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or Governmental Authority.

“Predecessor Nuclear Asset-Recovery Bond” means, with respect to any particular Nuclear Asset-Recovery Bond, every previous Nuclear Asset-Recovery Bond evidencing all or a portion of the same debt as that evidenced by such particular Nuclear Asset-Recovery Bond, and, for the purpose of this definition, any Nuclear Asset-Recovery Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Nuclear Asset-Recovery Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Nuclear Asset-Recovery Bond.

“Premises” is defined in Section 1(g) of the Administration Agreement.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Projected Unpaid Balance” means, as of any Payment Date, the sum of the projected outstanding principal amount of each WAL of Nuclear Asset-Recovery Bonds for such Payment Date set forth in the Expected Sinking Fund Schedule.

“Property” means all nuclear asset-recovery property as defined in Section 366.95(1)(l) of the Nuclear Asset-Recovery Law created pursuant to the Financing Order or a Subsequent Financing Order and under the Nuclear Asset-Recovery Law, including the right to impose, bill, collect and receive the Charges authorized under the Financing Order and to obtain periodic adjustments of the Charges and all revenue, collections, claims, rights to payments, payments, money, or proceeds arising from the rights and interests specified in Section 366.95(1)(l)1., regardless of whether such revenues, collections, claims, rights to payment, payments, money, or proceeds are imposed, billed, received, collected, or maintained together with or commingled with other revenues, collections, rights to payment, payments, money, or proceeds.

“Protected Purchaser” has the meaning specified in Section 8-303 of the UCC.

“Rating Agency” means, with respect to any WAL of Nuclear Asset-Recovery Bonds, any of Moody’s, S&P or Fitch that provides a rating with respect to the Nuclear Asset-Recovery Bonds. If no such organization (or successor) is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Indenture Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, at least ten Business Days’ prior written notification to each Rating Agency of such action, and written confirmation from each of S&P and Moody’s to the Servicer, the Indenture Trustee and the Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any WAL of Nuclear Asset-Recovery Bonds; provided, that, if, within such ten Business Day period, any Rating Agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the notification, then (a) the Issuer shall be required to confirm that such Rating Agency has received the Rating Agency Condition request and, if it has, promptly request the related Rating Agency Condition confirmation and (b) if the Rating Agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five Business Days following such second request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).

“Record Date” means one Business Day prior to the applicable Payment Date.

“Registered Holder” means the Person in whose name a Nuclear Asset-Recovery Bond is registered on the Nuclear Asset-Recovery Bond Register.

“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100 — Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123.

“Regulatory Assessment Fee” means any assessment fee due to the Commission pursuant to Section 350.113, Florida Statutes.

“Reimbursable Expenses” is defined in Section 2 of the Administration Agreement and Section 6.06(a) of the Servicing Agreement.

“Released Parties” is defined in Section 6.02(d) of the Servicing Agreement.

“Remittance Period” means, with respect to any True-Up Adjustment, the period comprised of 6 consecutive Collection Periods beginning with the Collection Period in which such True-Up Adjustment would go into effect, from the Series Closing Date to the first Scheduled Payment Date, and for each subsequent period between Scheduled Payment Dates.

“Required Capital Level” means, with respect to any Series of Nuclear Asset-Recovery Bonds, the amount specified as such in the Series Supplement therefor.

“Requirement of Law” means any foreign, U.S. federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Authority or common law.

“Responsible Officer” means, with respect to: (a) the Issuer, any Manager or any duly authorized officer; (b) the Indenture Trustee, any officer within the Corporate Trust Office of such trustee (including the President, any Vice President, any Assistant Vice President, any Secretary, any Assistant Treasurer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by persons who at the time shall be such officers, respectively, and that has direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred to because of such officer’s knowledge and familiarity with the particular subject); (c) any corporation (other than the Indenture Trustee), the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer or any other duly authorized officer of such Person who has been authorized to act in the circumstances; (d) any partnership, any general partner thereof; and (e) any other Person (other than an individual), any duly authorized officer or member of such Person, as the context may require, who is authorized to act in matters relating to such Person.

“Return on Invested Capital” means, for any Payment Date with respect to any Remittance Period, the sum of (i) rate of return, payable to Duke Energy Florida, on its Capital Contribution equal to the rate of interest payable on the longest maturing WAL of Nuclear Asset-Recovery Bonds plus (ii) any Return on Invested Capital not paid on any prior Payment Date.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business. References to S&P are effective so long as S&P is a Rating Agency.

“Sale Agreement” means the Nuclear Asset-Recovery Property Purchase and Sale Agreement, dated as of the date hereof, or any subsequent Nuclear Asset-Recovery Property Purchase and Sale Agreement relating to another Series of Nuclear Asset-Recovery Bonds by and between the Issuer and Duke Energy Florida, and acknowledged and accepted by the Indenture Trustee.

“Scheduled Final Payment Date” means, with respect to each Series of Nuclear Asset-Recovery Bonds, the date when all interest and principal is scheduled to be paid with respect to that applicable Series in accordance with the Expected Sinking Fund Schedule, as specified in the Series Supplement. For the avoidance of doubt, the Scheduled Final Payment Date with respect to any Series shall be the last Scheduled Payment Date set forth in the Expected Sinking Fund Schedule relating to such Series. The “last Scheduled Final Payment Date” means the Scheduled Final Payment Date of the latest maturing WAL of a Series of Nuclear Asset-Recovery Bonds.

“Scheduled Payment Date” means, with respect to each Series or WAL of Nuclear Asset-Recovery Bonds, each Payment Date on which principal for such Series or WAL is to be paid in accordance with the Expected Sinking Fund Schedule for such Series or WAL.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” means the payment of principal of and premium, if any, interest on, and any other amounts owing in respect of, the Nuclear Asset-Recovery Bonds and all fees, expenses, counsel fees and other amounts due and payable to the Indenture Trustee.

“Secured Parties” means the Indenture Trustee, the Holders and any credit enhancer described in a Series Supplement.

“Securities Act” means the Securities Act of 1933.

“Securities Intermediary” means The Bank of New York Mellon Trust Company, National Association, a national banking association, solely in the capacity of a “securities intermediary” as defined in the NY UCC and Federal Book-Entry Regulations or any successor securities intermediary under the Indenture.

“Seller” is defined in the preamble to the Sale Agreement.

“Semi-Annual Servicer’s Certificate” is defined in Section 4.01(c)(ii) of the Servicing Agreement.

“Semi-Annual True-Up Adjustment” means each adjustment to the Nuclear Asset-Recovery Charges made in accordance with Section 4.01(b)(i) of the Servicing Agreement.

“Semi-Annual True-Up Adjustment Date” means the first billing cycle of March and September of each year, commencing in July 1, 2016.

“Series” means any series of Nuclear Asset-Recovery Bonds.

“Series A Bonds” means the Series A Senior Secured Nuclear Asset-Recovery Bonds issued by the Issuer on June 22, 2016.

“Series Charges” means Charges for the benefit of a particular Series of Nuclear Asset-Recovery Bonds.

“Series Closing Date” means the date on which a Series of the Nuclear Asset-Recovery Bonds are originally issued in accordance with Section 2.10 of the Indenture and the respective Series Supplement.

“Series Collateral” means Collateral for the benefit of a particular Series of Nuclear Asset-Recovery Bonds.

“Series Property” means Property for the benefit of a particular Series of Nuclear Asset-Recovery Bonds.

“Series Supplement” means an indenture supplemental to the Indenture in the form attached as Exhibit B to the Indenture that authorizes the issuance of Nuclear Asset-Recovery Bonds.

“Servicer” means Duke Energy Florida, as Servicer under the Servicing Agreement.

“Servicer Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in St. Petersburg, Florida, Charlotte, North Carolina or New York, New York are authorized or obligated by law, regulation or executive order to be closed, on which the Servicer maintains normal office hours and conducts business.

“Servicer Default” is defined in Section 7.01 of the Servicing Agreement.

“Servicer Policies and Practices” means, with respect to the Servicer’s duties under Exhibit A to the Servicing Agreement, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself and, if applicable, others.

“Servicing Agreement” means the Nuclear Asset-Recovery Property Servicing Agreement, dated as of the date hereof, or any subsequent Nuclear Asset-Recovery Property Servicing Agreement relating to another Series of Nuclear Asset-Recovery Bonds by and between the Issuer and Duke Energy Florida, and acknowledged and accepted by the Indenture Trustee.

“Servicing Fee” is defined in Section 6.06(a) of the Servicing Agreement.

“Servicing Standard” means the obligation of the Servicer to calculate, apply, remit and reconcile proceeds of the Property, including Nuclear Asset-Recovery Charge Payments, and all other Collateral for the benefit of the Issuer and the Holders (a) with the same degree of care and diligence as the Servicer applies with respect to payments owed to it for its own account, (b) in accordance with all applicable procedures and requirements established by the Commission for collection of electric utility tariffs and (c) in accordance with the other terms of the Servicing Agreement.

“Special Payment Date” means the date on which, with respect to any Series or WAL of Nuclear Asset-Recovery Bonds, any payment of principal of or interest (including any interest accruing upon default) on, or any other amount in respect of, the Nuclear Asset-Recovery Bonds of such Series or WAL that is not actually paid within five days of the Payment Date applicable thereto is to be made by the Indenture Trustee to the Holders.

“Special Record Date” means, with respect to any Special Payment Date, the close of business on the fifteenth day (whether or not a Business Day) preceding such Special Payment Date.

“Sponsor” means Duke Energy Florida, in its capacity as “sponsor” of the Nuclear Asset-Recovery Bonds within the meaning of Regulation AB.

“State” means any one of the fifty states of the United States of America or the District of Columbia.

“State Pledge” means the pledge of the State of Florida as set forth in Section 366.95(11) of the Nuclear Asset-Recovery Law.

“Subaccounts” is defined in Section 8.02(a) of the Indenture.

“Subsequent Financing Order” means, a financing order of the Commission under the Nuclear Asset-Recovery Law issued to Duke Energy Florida subsequent to the Financing Order.

“Successor” means any successor to Duke Energy Florida under the Nuclear Asset-Recovery Law, whether pursuant to any bankruptcy, reorganization or other insolvency proceeding or pursuant to any merger, conversion, acquisition, sale or transfer, by operation of law, as a result of electric utility restructuring, or otherwise.

“Successor Servicer” is defined in Section 3.07(e) of the Indenture.

“Tariff” means the most current version on file with the Commission of July 1, 2016.

“Tax Returns” is defined in Section 1(a)(iii) of the Administration Agreement.

“Temporary Nuclear Asset-Recovery Bonds” means Nuclear Asset-Recovery Bonds executed and, upon the receipt of an Issuer Order, authenticated and delivered by the Indenture Trustee pending the preparation of Definitive Nuclear Asset-Recovery Bonds pursuant to Section 2.04 of the Indenture.

“Termination Notice” is defined in Section 7.01 of the Servicing Agreement.

“True-Up Adjustment” means any Semi-Annual True-Up Adjustment or Interim True-Up Adjustment, as the case may be.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force on the Series Closing Date, unless otherwise specifically provided.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction.

“Underwriters” means the underwriters who purchase Nuclear Asset-Recovery Bonds of any Series from the Issuer and sell such Nuclear Asset-Recovery Bonds in a public offering.

“Underwriting Agreement” means the Underwriting Agreement, dated June 15, 2016, by and among Duke Energy Florida, the representatives of the several Underwriters named therein and the Issuer.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable at the option of the issuer thereof.

“WAL” means any one of the groupings of Nuclear Asset-Recovery Bonds of a Series differentiated by sinking fund schedule, interest rate or sinking fund schedule, as specified in the Series Supplement.

“WAL Maturity Date” means, with respect to any WAL of Nuclear Asset-Recovery Bonds, the maturity date therefor, as specified in the Series Supplement therefor.

“Weighted Average Days Outstanding” means the weighted average number of days Duke Energy Florida’s monthly bills to Customers remain outstanding during the calendar year preceding the calculation thereof pursuant to Section 4.01(b)(i) of the Servicing Agreement.

B.                                    Rules of Construction. Unless the context otherwise requires, in each Basic Document to which this Appendix A is attached:

(a)                                 All accounting terms not specifically defined herein shall be construed in accordance with United States generally accepted accounting principles. To the extent that the definitions of accounting terms in any Basic Document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in such Basic Document shall control.

(b)                                 The term “including” means “including without limitation”, and other forms of the verb “include” have correlative meanings.

(c)                                  All references to any Person shall include such Person’s permitted successors and assigns, and any reference to a Person in a particular capacity excludes such Person in other capacities.

(d)                                 Unless otherwise stated in any of the Basic Documents, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(e)                                  The words “hereof”, “herein” and “hereunder” and words of similar import when used in any Basic Document shall refer to such Basic Document as a whole and not to any particular provision of such Basic Document. References to Articles, Sections, Appendices and Exhibits in any Basic Document are references to Articles, Sections, Appendices and Exhibits in or to such Basic Document unless otherwise specified in such Basic Document.

(f)                                   The various captions (including the tables of contents) in each Basic Document are provided solely for convenience of reference and shall not affect the meaning or interpretation of any Basic Document.

(g)                                  The definitions contained in this Appendix A apply equally to the singular and plural forms of such terms, and words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(h)                                 Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth in such agreement or document) and include any attachments thereto.

(i)                                     References to any law, rule, regulation or order of a Governmental Authority shall include such law, rule, regulation or order as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(j)                                    The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(k)                                 The word “or” is not exclusive.

(l)                                     All terms defined in the relevant Basic Document to which this Appendix A is attached shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

(m)                             A term has the meaning assigned to it.